UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

The Goldman Sachs Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

THE GOLDMAN SACHS GROUP, INC. 200 WEST STREET NEW YORK, NEW YORK 10282 V30022-Z87020-Z87019-P06294

You invested in THE GOLDMAN SACHS GROUP, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 24, 2024.

Get informed before you vote

View the Notice and Proxy Statement and the 2023 Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 10, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users	Vote in Person at the Meeting* April 24, 2024 8:30 a.m. Mountain Time
Point your camera here and
vote without entering a
control number
Goldman Sachs offices located at: 222 South Main Street 14th Floor Salt Lake City, Utah 84101

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

 Vote at www.ProxyVote.com

 THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Directors
1a.	Michele Burns	For

1b.	Mark Flaherty	For

1c.	Kimberley Harris	For

1d.	Kevin Johnson	For

1e.	Ellen Kullman	For

1f.	Lakshmi Mittal	For

1g.	Thomas Montag	For

1h.	Peter Oppenheimer	For

1i.	David Solomon	For

1j.	Jan Tighe	For

1k.	David Viniar	For

2.	Advisory Vote to Approve Executive Compensation (Say on Pay)	For

3.	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2024	For

4.	Shareholder Proposal Regarding a Policy for an Independent Chair	Against

5.	Shareholder Proposal Regarding a Transparency In Lobbying Report	Against

6.	Shareholder Proposal Regarding Outcome Report on Efforts Regarding Protected Classes of Employees	Against

7.	Shareholder Proposal Regarding Environmental Justice Impact Assessment	Against

8.	Shareholder Proposal Regarding Disclosure of Clean Energy Supply Financing Ratio	Against

9.	Shareholder Proposal Regarding a GSAM Proxy Voting Review	Against

10.	Shareholder Proposal Regarding a Report on Financial Statement Assumptions Regarding Climate Change	Against

11.	Shareholder Proposal Regarding Pay Equity Reporting	Against

12.	Shareholder Proposal Regarding Director Election Resignation Bylaw	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V30023-Z87020-Z87019-P06294